UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 12, 2008, Melvin I. Simon, Ph.D., notified Verenium Corporation, a Delaware corporation (the “Company”) that he was resigning as a member of the Company’s Board of Directors (the “Board”). Dr. Simon will continue to serve as a scientific advisor to the Company.

On March 12, 2008, Simon Rich was appointed as a member of the Board. Mr. Rich shall receive the same compensation for his Board service that the Company provides to its other non-employee directors, namely, an annual retainer of $25,000 and a fee of $1,500 per Board meeting attended. The Company will also enter into an indemnification agreement with Mr. Rich in the form attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Dr. Simon’s resignation and the appointment of Mr. Rich to the Board were announced in a press release dated March 12, 2008, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Indemnity Agreement entered into between Verenium Corporation and its directors and executive officers, filed as an exhibit to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2007, and incorporated herein by reference.

99.1	Press Release of Verenium Corporation dated March 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated:	March 18, 2008	By:	/s/ Gerald M. Haines
		Name:	Gerald M. Haines
		Title:	Executive Vice President and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Indemnity Agreement entered into between the Company and its directors and executive officers, filed as an exhibit to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2007, and incorporated herein by reference.

99.1	Press Release of Verenium Corporation dated March 12, 2008.